EXECUTION VERSION

FINANCIAL GUARANTY INSURANCE COMPANY,
as Certificate Insurer,

BAYVIEW FINANCIAL, L.P.,
as Seller

BAYVIEW FINANCIAL SECURITIES COMPANY, LLC,
as Depositor

and

WACHOVIA BANK, NATIONAL ASSOCIATION
as Trustee

INSURANCE AND INDEMNITY AGREEMENT

BAYVIEW FINANCIAL MORTGAGE PASS-THROUGH TRUST 2005-D

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-D

Dated as of November 10, 2005

TABLE OF CONTENTS

(This Table of Contents is for convenience of reference only and shall not be deemed to be part of this Agreement. All capitalized terms used in this Agreement and not otherwise defined shall have the meanings set forth in Article I of this Agreement.)

Page

ARTICLE I
DEFINITIONS

Section 1.01  Defined Terms.

1

Section 1.02  Other Definitional Provisions.

4

ARTICLE II
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.01  Representations and Warranties of the Seller and the Depositor.

5

Section 2.02  Affirmative Covenants of the Seller and the Depositor.

8

Section 2.03  Negative Covenants of the Seller and the Depositor.

11

Section 2.04  Representations, Warranties and Covenants of the Certificate Insurer.

11

ARTICLE III
THE CERTIFICATE INSURANCE POLICY; REIMBURSEMENT

Section 3.01  Issuance of the Certificate Insurance Policy.

14

Section 3.02  Payment of Fees and Premium.

16

Section 3.03  Reimbursement Obligation.

16

Section 3.04  Indemnification.

18

Section 3.05  Payment Procedure.

20

Section 3.06  Liability of the Seller.

20

ARTICLE IV
FURTHER AGREEMENTS

Section 4.01  Effective Date; Term of the Insurance Agreement.

20

Section 4.02  Further Assurances and Corrective Instruments.

21

Section 4.03  Obligations Absolute.

21

Section 4.04  Assignments; Reinsurance; Third-Party Rights.

22

Section 4.05  Liability of the Certificate Insurer.

23

Section 4.06  Subrogration.

23

ARTICLE V
DEFAULTS AND REMEDIES

Section 5.01  Defaults.

24

Section 5.02  Remedies; No Remedy Exclusive.

25

Section 5.03  Waivers.

26

ARTICLE VI
MISCELLANEOUS

Section 6.01  Amendments, Etc.

26

Section 6.02  Notices.

26

Section 6.03  Severability.

27

Section 6.04  Governing Law.

27

Section 6.05  Consent to Jurisdiction.

27

Section 6.06  Consent of the Certificate Insurer.

28

Section 6.07  Counterparts.

28

Section 6.08  Headings.

28

Section 6.09  Trial by Jury Waived.

29

Section 6.10  Limited Liability.

29

Section 6.11  Limitation of Liability of Trustee.

29

Section 6.12  [Reserved]

29

Section 6.13  Entire Agreement.

29

Section 6.14  [Reserved].

30

Section 6.15  Third Party Beneficiary.

30

INSURANCE AND INDEMNITY AGREEMENT (as may be amended, modified or supplemented from time to time, this “Insurance Agreement”), dated as of November 10, 2005, by and among FINANCIAL GUARANTY INSURANCE COMPANY, as Certificate Insurer, BAYVIEW FINANCIAL, L.P., as Seller, BAYVIEW FINANCIAL SECURITIES COMPANY, LLC, as Depositor and WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee.

PRELIMINARY STATEMENT

The Pooling and Servicing Agreement, dated as of October 1, 2005 (as may be amended, modified or supplemented from time to time as set forth therein, the “Pooling and Servicing Agreement”), among the Depositor, Wells Fargo Bank, N.A., as Master Servicer, and the Trustee, provides for, among other things, the issuance of the Certificates.  The Seller has requested that the Certificate Insurer issue and the Certificate Insurer is willing to issue a surety bond (the “Certificate Insurance Policy”) to guarantee payment of Insured Amounts (as defined in the Certificate Insurance Policy) to the Trustee for the benefit of the Insured Certificateholders upon such terms and conditions as were mutually agreed upon by the parties and subject to the terms and conditions of the Certificate Insurance Policy.  The Certificate Insurer shall be paid a Premium as set forth herein.  Each of the Seller and the Depositor has undertaken certain obligations in consideration for the Certificate Insurer’s issuance of its Certificate Insurance Policy.  The parties hereto desire to specify the conditions precedent to the issuance of the Certificate Insurance Policy by the Certificate Insurer and to provide for certain other matters.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01

Defined Terms.

Unless the context clearly requires otherwise, all capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement or, if not defined therein, in the Certificate Insurance Policy described below.  For purposes of this Insurance Agreement, the following terms shall have the following meanings:

“Certificates” means the Mortgage Pass-Through Certificates, Series 2005-D, as issued pursuant to the Pooling and Servicing Agreement.

“Certificate Insurance Policy” means the Surety Bond Policy, No. 05030130, together with all endorsements thereto, issued by the Certificate Insurer in favor of the Trustee, for the benefit of the Insured Certificateholders.

“Certificate Insurer” means Financial Guaranty Insurance Company, or any successor thereto, as issuer of the Certificate Insurance Policy.

“Certificate Insurer Information” means the information in the Offering Documents regarding the Certificate Insurer and the Certificate Insurance Policy, which consists solely of the information set forth under the caption “The Class A-F5 Insurance Policy” and including the financial statements of the Certificate Insurer incorporated therein by reference as of December 31, 2003 and December 31, 2004, and for each of the years in the three-year period ended December 31, 2004, and for the nine month periods ended September 30, 2005 and 2004, and the notes thereto.  The Certificate Insurer Information does not include any other information.  Without limiting the generality of the foregoing, the Certificate Insurer Information does not include any information in any Computational Materials.  The Certificate Insurer has provided the Certificate Insurer Information in connection with its role as credit enhancer, which consists solely of the obligation to pay claims, if any, under and in accordance with the express terms of the Certificate Insurance Policy.

“Closing Date” means November 10, 2005.

“Computational Materials” means in the aggregate, (i) “computational materials” as defined in the No-Action Letter of May 20, 1994 issued by the Securities and Exchange Commission (the “Commission”) to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as modified by a no-action letter issued by the staff of the Commission on May 27, 1994 to the Public Securities Association (the “PSA”) as made applicable to other issuers and underwriters by the Commission in response to the request of the PSA and (ii) “structural term sheets” and “collateral term sheets” as defined in the no-action letter of February 17, 1995 issued by the Commission to the PSA.

“Default” means any event which results, or which with the giving of notice or the lapse of time or both would result, in an Event of Default.

“Documents” has the meaning given such term in Section 2.01(j) of this Insurance Agreement.

“Event of Default” means any event of default specified in Section 5.01 of this Insurance Agreement.

“Financial Statements” means the statements of financial condition of the Seller as of December 31, 2004, the statements of operations, stockholders’ equity and cash flows of the Seller for the year ended December 31, 2004, and for the nine month periods ended September 30, 2005 and 2004, and the notes thereto.

“Fitch” means Fitch, Inc., and any successor thereto.

“Indemnification Agreement” means the underwriter indemnification agreement, dated as of November 1, 2005, by and among the Certificate Insurer and the Underwriters.

“Insurance Agreement” has the meaning given such term in the initial paragraph hereof.

“Insured Certificateholder” has the meaning given such term in the Certificate Insurance Policy.

“Insured Certificates” means the Class A-F5 Certificates.

“Investment Company Act” means the Investment Company Act of 1940, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

“Late Payment Rate” means the lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 2.00%, and (ii) the then applicable highest rate of interest on the Insured Certificates and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates as determined by the Certificate Insurer.  The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

“Material Adverse Change” means, in respect of any Person, a material adverse change, as determined by the Certificate Insurer, in (i) the ability of such Person to perform its obligations under any of the Operative Documents or (ii) the business, financial condition, results of operations or properties of such Person.  References to a “Material Adverse Change” herein which do not refer to a particular Person mean a Material Adverse Change with regard to the Seller, the Depositor or the Trust Fund.

“Moody’s” means Moody’s Investors Service, Inc., and any successor thereto.

“Offering Documents” means the Prospectus, dated April 1, 2005, as supplemented by the Prospectus Supplement, dated November 8, 2005 relating to the offering of the Certificates, and shall be deemed to refer to and include any documents incorporated into the related Registration Statement by reference therein pursuant to Item 12 of Form S-3 under the Securities Act.

“Operative Documents” means this Insurance Agreement, the Certificates, the Pooling and Servicing Agreement, the Purchase Agreement, the Servicing Agreements, the Assignment Agreements, the BFPT II Assignment Agreement, the Diligence Agreement and any other agreements relating to the servicing of the Mortgage Loans, the Cap Agreement and any amendment or supplement to any such document.

“Person” means an individual, joint stock company, trust, unincorporated association, joint venture, corporation, business, real estate investment trust, or owner trust, partnership or other organization or entity (whether governmental or private).

“Pooling and Servicing Agreement” has the meaning given such term in the Preliminary Statement hereof.

“Premium” means the premium payable in accordance with the Certificate Insurance Policy which shall be an amount equal to 1/12th of the product of (i) the Premium Percentage and (ii) the aggregate Class Certificate Balance of the Insured Certificates on each Distribution Date (prior to giving effect to any distributions of principal to be made on such Distribution Date).

“Premium Percentage” shall mean with respect to the Insured Certificates, 0.12% per annum.

“Rating Agencies” shall mean collectively Moody’s, S&P and Fitch.

“Registration Statement” means the Depositor’s registration statement on Form S-3, including a prospectus, relating to the Certificates, including any information included therein by reference.

“Revolving Trust Seller” means Bayview Financial Property Trust II.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Securities Act” means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

“Securities Exchange Act” means the Securities Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

“Transaction” means the transactions contemplated by the Operative Documents, including the transactions described in the Offering Documents.

“Trust” means Bayview Financial Mortgage Pass-Through Trust 2005-D, a New York common law trust created pursuant to the Pooling and Servicing Agreement.

“Trustee” means Wachovia Bank, National Association, a national banking association, as Trustee under the Pooling and Servicing Agreement, and any successor thereto under the Pooling and Servicing Agreement.

“Underwriters” means Lehman Brothers Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Underwriter Information” has the meaning given such term in the Indemnification Agreement.

“Underwriting Agreement” means the underwriting agreement, dated as of November 1, 2005, among the Underwriters and the Depositor.

Section 1.02

Other Definitional Provisions.

The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Insurance Agreement shall refer to this Insurance Agreement as a whole and not to any particular provision of this Insurance Agreement, and Section, subsection, Schedule and Exhibit references are to this Insurance Agreement unless otherwise specified.  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.”

ARTICLE II
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.01

Representations and Warranties of the Seller and the Depositor.

Each of the Seller and the Depositor represents and warrants to the Certificate Insurer as of the Closing Date, as follows:

(a)

Due Organization and Qualification.  The Seller is a Delaware limited partnership and the Depositor is a Delaware limited liability company, and each is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.  Each of the Seller and the Depositor is duly qualified to do business, is in good standing and has obtained all necessary consents, licenses, permits, charters, registrations and approvals (together, “approvals”) necessary for the conduct of its business as currently conducted and as described in the Offering Documents and the performance of its obligations under the Operative Documents to which it is a party in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Operative Document to which it is a party unenforceable in any material respect or would have a material adverse effect upon the Transaction.

(b)

Power and Authority.  Each of the Seller and the Depositor has all necessary corporate or other power and authority to conduct its business as currently conducted and as described in the Offering Documents, to execute and deliver, and to perform its obligations under, the Operative Documents to which it is a party and to consummate the Transaction.

(c)

Due Authorization.  The execution, delivery and performance of the Operative Documents to which it is a party by each of the Seller and the Depositor have been duly authorized by all necessary corporate or other action and does not require any additional approvals or consents, or other action by or any notice to or filing with any Person, including any governmental entity or any of the partners or members or other owners of the Seller or the Depositor, which have not previously been obtained or given by the Seller or the Depositor.

(d)

Noncontravention.  The execution and delivery by each of the Seller and the Depositor of the Operative Documents to which it is a party, the consummation of the Transaction and the satisfaction of the terms and conditions of the Operative Documents do not and will not:

(i)

conflict with or result in any breach or violation of any provision of the applicable organizational documents of the Seller or the Depositor or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Seller or the Depositor or any of their respective material properties, including regulations issued by any administrative agency or other governmental authority having supervisory powers over the Seller or the Depositor, which conflict, breach or are in violation which reasonably could be expected to result in a Material Adverse Change;

(ii)

constitute a default by the Seller or the Depositor under, result in the acceleration of any obligation under, or breach any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Seller or the Depositor is a party or by which any of their respective properties is or may be bound or affected, which default, acceleration or breach reasonably could be expected to result in a Material Adverse Change; or

(iii)

result in or require the creation of any lien upon or in respect of any assets of the Seller or the Depositor, which lien reasonably could be expected to result in a Material Adverse Change, except as otherwise contemplated by the Operative Documents.

(e)

Legal Proceedings.  There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting the Seller or the Depositor or any of their respective subsidiaries, any properties or rights of the Seller, the Depositor or the Trust or any of their respective subsidiaries or any of the Mortgage Loans pending or, to the knowledge of the Seller or the Depositor after reasonable inquiry, threatened, which, in any case, if decided adversely to the Seller or the Depositor or any such subsidiary could result in a Material Adverse Change.

(f)

Valid and Binding Obligations.  The Operative Documents (other than the Certificates), when executed and delivered by the Seller, the Depositor and the other parties thereto, will constitute the legal, valid and binding obligations of the Seller and the Depositor, as applicable, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equitable principles and public policy considerations as to rights of indemnification for violations of federal securities laws.  The Certificates, when executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.  Each of the Seller and the Depositor will not at any time in the future deny that the Operative Documents to which it is a party constitute the legal, valid and binding obligations of the Seller and the Depositor, as applicable.

(g)

Financial Information.  The Financial Statements of the Seller, copies of which have been furnished to the Certificate Insurer, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of the Seller as of the dates and for the periods indicated and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments).  Since the date indicated in the financial information provided to the Certificate Insurer, there has been no Material Adverse Change in respect of the Seller or the Depositor.  Neither the Seller nor the Depositor is subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a Material Adverse Change in respect of the Seller or the Depositor.

(h)

Compliance With Law, Regulations, Etc.  Except as previously disclosed in writing to the Certificate Insurer or in the Offering Documents, neither the Seller nor the Depositor has notice or any reason to believe that any practice, procedure or policy employed by the Seller or the Depositor in the conduct of its business violates, any law, regulation, judgment or agreement applicable to the Seller or the Depositor which, if enforced, would have a material adverse effect on the ability of the Seller or the Depositor to perform its obligations under the Operative Documents.

(i)

Taxes.  Each of the Seller and the Depositor has filed prior to the date hereof all federal and state tax returns that are required to be filed and has paid all taxes, including any assessments received by it that are not being contested in good faith, to the extent that such taxes have become due, except with respect to any failures to file or pay that, individually or in the aggregate, would not result in a Material Adverse Change with respect to the Seller or the Depositor.  Any taxes, fees and other governmental charges payable by or prior to the Closing Date by the Seller, the Depositor or the Trust in connection with the Transaction, the execution and delivery of the Operative Documents and the issuance of the Certificates have been paid or shall have been paid on or prior to the Closing Date.

(j)

Accuracy of Information.  Neither the Operative Documents, the Offering Documents (excluding the Underwriter Information and the Certificate Insurer Information) nor other material information relating to the Mortgage Loans or the operations of the Seller or the Depositor as amended, supplemented or superseded, furnished to the Certificate Insurer in writing or in electronic form by the Seller or the Depositor in connection with the Transaction, including, without limitation, the electronic tape containing statistical data with respect to the Mortgage Loans (collectively, the “Documents”), contains any statement of a material fact which was untrue or misleading in any material respect when made.  Neither the Seller nor the Depositor has any knowledge of any circumstances that could reasonably be expected to cause the Documents to include a statement of material fact which is untrue or misleading or could reasonably be expected to cause a Material Adverse Change with respect to the Seller, or the Depositor.  Since the furnishing of the Operative Documents, there has been no change nor any development or event involving a prospective change known to the Seller or the Depositor that would render any of the Documents untrue or misleading in any material respect.

(k)

Compliance With Securities Laws.  The offer and sale of the Certificates complies in all material respects with all requirements of law, including all registration requirements of applicable securities laws.  Without limiting the foregoing, the Offering Documents (excluding the Underwriter Information and the Certificate Insurer Information) do not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made with respect to the Underwriter Information or Certificate Insurer Information.  The offer and sale of the Certificates has not been and will not be in violation of the Securities Act or any other federal or state securities laws.  The Seller and the Depositor shall satisfy in all material respects any of the information reporting requirements of the Securities Act arising out of the Transaction to which they or the Seller or the Depositor are subject.

(l)

Operative Documents.  Each of the representations and warranties of the Seller or the Depositor contained in the applicable Operative Documents is true and correct in all material respects when made and each of the Seller and the Depositor hereby makes each such representation and warranty to, and for the benefit of, the Certificate Insurer as if the same were set forth in full herein.

(m)

Solvency; Fraudulent Conveyance.  Each of the Seller and the Depositor and  is solvent and will not be rendered insolvent by the Transaction, is adequately capitalized in light of its anticipated business activities and, after giving effect to the Transaction, none of the Seller or the Depositor will be left with an unreasonably small amount of capital with which to engage in the ordinary course of its business, and neither the Depositor nor the Seller intends to incur, nor does the Depositor or the Seller believe that it has incurred, debts beyond its ability to pay as they mature.  Neither the Seller nor the Depositor contemplates the commencement of insolvency, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Depositor or the Seller or any of their respective assets.  The amount of consideration being received by the Seller upon the sale of the Mortgage Loans to the Depositor constitutes reasonably equivalent value and fair consideration for the Mortgage Loans.  The amount of consideration being received by the Depositor upon the sale of the Certificates constitutes reasonably equivalent value and fair consideration for the Certificates.  The Seller is not transferring the Mortgage Loans to the Depositor, the Depositor  is not transferring the Mortgage Loans to Trust nor is the Depositor selling the Certificates, as provided in the Operative Documents, with any intent to hinder, delay or defraud any of the creditors of the Seller, the Depositor, or their respective creditors.

(n)

Mortgage Loan Representations.  The Seller hereby makes the representations and warranties set forth in the Purchase Agreement with respect to each Mortgage Loan to the Certificate Insurer as of the Closing Date.

Section 2.02

Affirmative Covenants of the Seller and the Depositor.

Each of the Seller and the Depositor hereby agrees that during the term of this Insurance Agreement, unless the Certificate Insurer shall otherwise expressly consent in writing:

(a)

Compliance With Agreements and Applicable Laws.  Each of the Seller and the Depositor shall comply in all material respects with the terms and conditions of and perform its obligations under the Operative Documents to which it is a party in all cases in which failure to so comply or perform would result in a default thereunder and shall comply with all requirements of any law, rule or regulation applicable to it in all circumstances where non-compliance reasonably could be expected to result in a Material Adverse Change.

(b)

Existence.  Each of the Seller and the Depositor and their respective successors and assigns shall maintain their existence as a legal entity and shall at all times continue to be duly organized under the laws of their respective jurisdictions of incorporation or organization and duly qualified and duly authorized (as described in subsections 2.01(a), (b) and (c) hereof) and shall conduct its business in accordance with the terms of its applicable organizational documents and shall observe all the formalities necessary to preserve its existence as a legal entity under the laws of the jurisdiction of its formation, including, as applicable, (i) the obligation to hold annual meetings of its partners members or beneficial owners, if required by applicable law, and (ii) the obligation to prepare and file annual income, franchise and other tax returns.

(c)

Financial Statements; Accountants’ Reports; Other Information.  Each of the Seller and the Depositor shall keep or cause to be kept in reasonable detail books and records of account of its assets and business, including books and records relating to the Transaction, and shall clearly reflect therein the transfer of the Mortgage Loans to the Depositor and then to the Trust as a sale of the Seller’s and the Depositor’s, as the case may be, interest therein.  Upon request, the Seller shall furnish or cause to be furnished to the Certificate Insurer the audited consolidated statements of financial condition of Seller and its subsidiaries as of the end of such fiscal year and the related audited consolidated statements of operations, stockholders’ equity and cash flows for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the audit opinion of Seller’s independent accountants (which shall be a nationally recognized independent public accounting firm or otherwise acceptable to the Certificate Insurer).

(d)

Closing Documents; Post Closing Matters.  Each of the Seller and the Depositor shall cause to be delivered within 90 days of the Closing Date two closing sets to the Certificate Insurer and one closing set to its counsel, which closing sets shall include execution copies of each of the Operative Documents other than the Certificates.  All closing conditions contained herein and in any Operative Document which are temporarily waived pursuant to a written letter, if any, signed by the Certificate Insurer shall be satisfied within the period set forth in such letter or if no date is specified in such letter, within 30 days from the Closing Date.  No closing condition may be waived except pursuant to a written letter signed by the Certificate Insurer.

(e)

Access to Records; Discussions with Officers and Accountants.  On an annual basis, or if the Certificate Insurer reasonably believes that a Material Adverse Change may have occurred, the Seller and the Depositor shall, upon the reasonable request of the Certificate Insurer, permit the Certificate Insurer or its authorized agents, or cause the Certificate Insurer or its authorized agents to be permitted to inspect the books and records of the Seller, the Depositor as they may relate to the Insured Certificates, the obligations of the Seller and the Depositor under the Operative Documents to which it is a party and the Transaction (including, without limitation, access to information reasonably required for purposes of complying with FASB Financial Interpretation Number 46; provided that the Certificate Insurer will maintain confidentiality with respect to such information in accordance with its internal policies).

Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of the Seller or the Depositor.  The books and records of the Seller and the Depositor shall be maintained at the address of the Seller designated herein for receipt of notices, unless the Seller shall otherwise advise the parties hereto in writing.

(f)

Notice of Material Events.  The Seller and the Depositor shall be obligated (which obligation shall be satisfied as to each if performed by the Seller or the Depositor) promptly to inform the Certificate Insurer in writing of the occurrence of any of the following:

(i)

the submission of any claim or the initiation or threat of any legal process, litigation or administrative or judicial investigation, or rule making or disciplinary proceeding by or against the Seller, the Depositor or the Trust that (A) would be required to be disclosed to the Commission if the Certificates were publicly registered or to the Seller’s members that relates to the Mortgage Loans, the Transaction or the Seller’s or the Depositor’s ability to perform its obligations under any Operative Documents or (B) could result in a Material Adverse Change, or the initiation of any proceeding or the promulgation of any proposed or final rule which would likely result in a Material Adverse Change;

(ii)

any change in the organizational jurisdictions of the Seller or the Depositor;

(iii)

the occurrence of any Default or Event of Default or any Material Adverse Change with respect to the Seller or the Depositor;

(iv)

the commencement of any proceedings by or against the Seller or the Depositor under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for the Seller, the Depositor or any of their respective assets; or

(v)

the receipt of notice that (A) the Seller or the Depositor is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval materially necessary for the conduct of the Seller’s or the Depositor’s business is to be, or may be, suspended or revoked or (C) the Seller or the Depositor is to cease and desist any practice, procedure or policy employed by the Seller or the Depositor in the conduct of their respective business, and such suspension, revocation or cessation may reasonably be expected to result in a Material Adverse Change.

(g)

Further Assurances.  Each of the Seller and the Depositor shall, upon the reasonable request of the Certificate Insurer, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within ten days of such request, such amendments hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Operative Documents, and the Trustee shall cause the Trust to do the same.

(h)

Maintenance of Licenses.  Each of the Seller and the Depositor, and any successors thereof, has and shall maintain all licenses, permits, charters and registrations the loss or suspension of which, or the failure to hold which, could reasonably be expected to result in a Material Adverse Change.

(i)

Retirement of Certificates.  The Depositor shall instruct the Trustee, upon a retirement or other payment of all of the Certificates, to surrender the Certificate Insurance Policy to the Certificate Insurer for cancellation.

(j)

Rating Agencies.  Each of the Seller and the Depositor, and any successors thereof, will cooperate with S&P, Fitch and Moody’s in connection with any review of the Transaction that may be undertaken by S&P, Fitch and Moody’s after the date hereof.

(k)

Third-Party Beneficiary.  Each of the Seller and the Depositor agrees that the Certificate Insurer shall have all rights provided to the Certificate Insurer in the Operative Documents and that the Certificate Insurer shall constitute a third-party beneficiary with respect to such rights in respect of the Operative Documents and hereby incorporates and restates its representations, warranties and covenants as set forth therein for the benefit of the Certificate Insurer.

(l)

Special Covenant of the Seller.  The Seller shall cause each of the Revolving Trust Seller and the Depositor to perform all of their respective obligations under each of the Operative Documents to which they are a party.

(m)

Disclosure Document.  Each Offering Document delivered with respect to the Certificates that refers to the Certificate Insurance Policy issued by the Certificate Insurer shall clearly disclose that the Certificate Insurance Policy is not covered by the property/casualty insurance certificate fund specified in Article 76 of the New York Insurance Law (or any successor provision thereto).

(n)

Collection Account. Monies on deposit in the Collection Account shall be invested in Permitted Investments maturing as provided in the Pooling and Servicing Agreement.

Section 2.03

Negative Covenants of the Seller and the Depositor.

Each of the Seller and the Depositor hereby agrees that during the term of this Insurance Agreement, unless the Certificate Insurer shall otherwise expressly consent in writing:

(a)

Impairment of Rights.  Neither the Seller nor the Depositor shall take any action, or fail to take any action, if such action or failure to take action may result in a material adverse change as described in clause (i) of the definition of Material Adverse Change, nor interfere in any material respect with the enforcement of any rights of the Certificate Insurer under or with respect to any of the Operative Documents.  The Seller  and the Depositor shall give the Certificate Insurer written notice when any event, action or, to the knowledge of the Seller or the Depositor, omission to act, may result in a material adverse change as described in cause (i) of the definition of Material Adverse Change, on the earlier of:  (i) the date upon which any publicly available filing or release is made with respect to such event, action or omission to act and (ii) promptly prior to the date of occurrence of such event, action or failure to act.  Each of the Seller and the Depositor shall furnish to the Certificate Insurer all information reasonably requested by it that is necessary to determine compliance with this paragraph.

(b)

Waiver, Amendments, Etc.  Except as provided in and in accordance with the Operative Documents, neither the Seller nor the Depositor shall modify, waive or amend, or consent to any modification, waiver or amendment of, any of the terms, provisions or conditions of the Operative Documents to which it is a party (other than any amendment to the Offering Documents required by law) without the prior written consent of the Certificate Insurer thereto, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 2.04

Representations, Warranties and Covenants of the Certificate Insurer.

The Certificate Insurer represents, warrants and covenants to the Seller and the Depositor as follows:

(a)

Organization and Licensing.  The Certificate Insurer is a duly organized, validly existing and in good standing New York stock insurance company duly qualified to conduct an insurance business in the State of New York.

(b)

Corporate Power.  The Certificate Insurer has the corporate power and authority to issue the Certificate Insurance Policy and execute and deliver this Insurance Agreement and to perform all of its obligations hereunder and thereunder.

(c)

Authorization; Approvals.  Proceedings legally required for the issuance and execution of the Certificate Insurance Policy and the execution, delivery and performance of this Insurance Agreement have been taken and licenses, orders, consents or other authorizations or approvals of any governmental boards or bodies legally required for the enforceability of the Certificate Insurance Policy and the conduct by the Certificate Insurer of the business and activities contemplated by the Transaction have been obtained; any proceedings not taken and any licenses, authorizations or approvals not obtained are not material to the enforceability of the Certificate Insurance Policy.

(d)

Enforceability.  The Certificate Insurance Policy, when issued, and this Insurance Agreement will each constitute a legal, valid and binding obligation of the Certificate Insurer, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors’ rights generally and to general principles of equity and subject to principles of public policy limiting the right to enforce the indemnification provisions contained therein and herein, insofar as such provisions relate to indemnification for liabilities arising under federal securities laws.

(e)

Financial Information.  The balance sheet of the Certificate Insurer as of December 31, 2002, and the related statements of income, stockholder’s equity and cash flows for those years, and the accompanying notes, together with an opinion thereon of KPMG LLP, independent certified public accountants, a copy of which is incorporated by reference into the Registration Statement relating to the Prospectus and Prospectus Supplement, fairly present in all material respects the financial condition of the Certificate Insurer as of such dates and for the periods covered by such statements in accordance with generally accepted accounting principles consistently applied.  The balance sheet of the Certificate Insurer as of December 31, 2003 and December 31, 2004, together with an opinion thereon of Ernst & Young LLP, independent auditors, and the related statements of income and cash flows for the periods from December 18, 2003 through December 31, 2003 and the period from January 1, 2003 through December 17, 2003 and the accompanying footnotes, which appear in the Form 8-K for the Depositor and are incorporated by reference into the Registration Statement relating to the Prospectus and Prospectus Supplement and have been delivered to the Underwriters, present fairly in all material respects the financial condition of the Certificate Insurer as of such date and for such periods in accordance with generally accepted accounting principles consistently applied.  The consolidated balance sheets of the Certificate Insurer and its subsidiaries as of September 30, 2005, the related consolidated statements of income for the nine -month periods ended September 30, 2005 and September 30, 2004, the related consolidated statements of cashflows for the nine-month periods ended September 30, 2005 and September 30, 2004, and the accompanying footnotes, a copy of which is incorporated by reference into the registration statement relating to the Prospectus Supplement, present fairly in all material respects the financial condition of the Certificate Insurer as of such dates and for the periods covered by such statements in accordance with generally accepted accounting principles consistently applied.  Since September 30, 2004, there has been no material change in such financial condition of the Certificate Insurer that would materially and adversely affect its ability to perform its obligations under the Certificate Insurance Policy.

(f)

Certificate Insurer Information.  The Certificate Insurer Information is true and correct in all material respects and does not contain any untrue statement of a material fact.

(g)

No Litigation.  There are no actions, suits, proceedings or investigations pending or, to the best of the Certificate Insurer’s knowledge, threatened against it at law or in equity or before or by any court, governmental agency, board or commission or any arbitrator which, if decided adversely, would materially and adversely affect its ability to perform its obligations under the Certificate Insurance Policy or this Insurance Agreement.

(h)

Confidential Information.  The Certificate Insurer agrees that it and its shareholders, directors, agents, accountants and attorneys shall keep confidential any proprietary  information disclosed to it by the Seller or Depositor (i) as a result of financial statements, reports or other information furnished pursuant to Section 2.02(c), (ii) during the inspections conducted or discussions had pursuant to Section 2.02(e), or (iii) prior to the Closing Date, to the extent that proprietary information was furnished pursuant to the Certificate Insurer’s request in connection with its evaluation of the Certificates for credit purposes, unless such information is readily available from public sources or is disclosed to the Certificate Insurer by any Person or source other than the Seller, or the Depositor, which Person or source is not actually known to the Certificate Insurer to be subject to a confidentiality obligation to the Seller or the Depositor, or except as may be otherwise required by regulation, law or court order or requested by appropriate governmental authorities or as necessary or expedient to preserve its rights or security under or to enforce any of the Operative Documents or any other agreement executed in connection with the transactions related to the Operative Documents to which the Certificate Insurer is a party or of which the Certificate Insurer is a third party beneficiary, or in connection with the defense of any legal proceeding in which the Certificate Insurer is a party; provided, however, that the foregoing shall not limit the right of the Certificate Insurer to make such information available to its regulators, securities rating agencies, reinsurers, credit and liquidity providers, counsel and accountants.  If the Certificate Insurer is requested or required (by oral questions, interrogatories, requests for information or documents subpoena, civil investigative demand or similar process) to disclose any information of which it becomes aware through such inspections or discussions, the Certificate Insurer will promptly notify the Seller of such request(s) so that the Seller may seek an appropriate protective order and/or waive the Certificate Insurer’s compliance with the provisions of this Insurance Agreement, unless the Certificate Insurer, in the opinion of its counsel, is prohibited from providing such notice by any tribunal, court or governmental agency or other governmental or quasi-governmental authority.  If, in the absence of a protective order or the receipt of a waiver hereunder, the Certificate Insurer is, nonetheless, in the opinion of its counsel, compelled to disclose such information to any tribunal or else suffer a penalty or liability, the Certificate Insurer may disclose such information to such tribunal that the Certificate Insurer is compelled to disclose; provided, however, that a copy of all information disclosed is provided to the Seller promptly upon such disclosure; provided, further, however, that no such copy must be delivered or supplied if the Certificate Insurer, in the opinion of its counsel, is prohibited from providing such a copy by any tribunal, court or governmental agency or other governmental or quasi-governmental authority.

(i)

Compliance with Law, Etc.  No practice, procedure or policy employed, or proposed to be employed, by the Certificate Insurer in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to the Certificate Insurer that, if enforced, could result in a Material Adverse Change with respect to the Certificate Insurer.

ARTICLE III
THE CERTIFICATE INSURANCE POLICY; REIMBURSEMENT

Section 3.01

Issuance of the Certificate Insurance Policy.

The Certificate Insurer agrees to issue the Certificate Insurance Policy on the Closing Date subject to satisfaction of the conditions precedent set forth below on or prior to the Closing Date:

(a)

Operative Documents.  The Certificate Insurer shall have received a copy of each of the Operative Documents, in form and substance reasonably satisfactory to the Certificate Insurer, duly authorized, executed and delivered by each party thereto;

(b)

Governmental Approvals.  The Certificate Insurer shall have received a copy of any governmental approval necessary for the Transaction;

(c)

Certified Documents and Resolutions.  The Certificate Insurer shall have received (i) a copy of the applicable organizational documents of the Seller and the Depositor, (ii) a certificate of an officer of the Seller and of the Depositor stating that attached thereto is a true, complete and correct copy of the resolutions duly adopted by the Board of Directors or a duly authorized committee of the Seller or the Depositor, as applicable, authorizing the Transaction, the execution, delivery and performance by the Seller and/or the Depositor, as applicable, of the Operative Documents to which it is a party and the consummation of the Transaction and that such applicable organizational documents and resolutions are in full force and effect without amendment or modification on the Closing Date;

(d)

Representations and Warranties.  The representations and warranties of the Seller and the Depositor set forth or incorporated by reference in this Insurance Agreement shall be true and correct on and as of the Closing Date as if made on the Closing Date;

(e)

Opinions of Counsel.  The law firm of McKee Nelson LLP shall have delivered its opinion or opinions of counsel substantially in the form previously reviewed by and found acceptable by the Certificate Insurer’s counsel; the Certificate Insurer shall have received such other opinions of counsel, addressed to the Certificate Insurer and in form and substance acceptable to the Certificate Insurer, addressing such other matters, as the Certificate Insurer may reasonably request;

(f)

No Litigation, Etc.  No suit, action or other proceeding, investigation or injunction, or final judgment relating thereto, shall be pending or threatened before any court, governmental or administrative agency or arbitrator in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with any of the Operative Documents or the consummation of the Transaction;

(g)

Legality.  No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court that would make the Transaction illegal or otherwise prevent the consummation thereof;

(h)

Issuance of Ratings.  The Certificate Insurer shall have received confirmation that the Insured Certificates are rated “AAA” by S&P, “Aaa” by Moody’s and “AAA” by Fitch, without regard to the Certificate Insurance Policy;

(i)

No Default.  No Default or Event of Default shall have occurred;

(j)

Conditions Precedent.  Each of the conditions precedent to closing that are required under the Operative Documents or the underwriting agreement relating to the Certificates have been satisfied, with out waiver or modification, unless the Certificate Insurer has consented to such waiver or modification;

(k)

Satisfaction of Conditions of the Underwriting Agreement.  All conditions in the Underwriting Agreement relating to the Underwriters’ obligation to purchase the Certificates shall have been satisfied, without taking into account any waiver by the Underwriters of any condition unless such waiver has been approved by the Certificate Insurer.  The Certificate Insurer shall have received copies of each of the documents, and shall be entitled to rely on each of the documents, required to be delivered to the Underwriters pursuant to the Underwriting Agreement;

(l)

Satisfactory Documentation.  The Certificate Insurer and its counsel shall have reasonably determined that all documents, certificates and opinions to be delivered in connection with the Certificates conform to the terms of the Pooling and Servicing Agreement, the Offering Documents and this Insurance Agreement.

(m)

Payment of Initial Premium and Expenses.  The Certificate Insurer shall have been paid by the Seller the fees and expenses payable in accordance with Section 3.02;

(n)

Approvals, Etc.  The Certificate Insurer shall have received true and correct copies of all approvals, licenses and consents, if any, including any required approval of the beneficiaries or members or partners, as applicable, of the Seller, and the Depositor, required in connection with the Transaction;

(o)

Indemnification Letter.  The Certificate Insurer shall have received from the Underwriters an indemnification letter or agreement with respect to securities law matters in form and substance reasonably satisfactory to the Certificate Insurer;

(p)

Officers’ Certificates.  The Certificate Insurer shall have received executed copies of certificates of the secretaries of each of the Seller and the Depositor, and such other officers of each of them as the Certificate Insurer shall have reasonably requested, each of which shall be substantially in the form approved by the Certificate Insurer;  and

(q)

Additional Items.  The Certificate Insurer shall have received such other documents, instruments, approvals or opinions reasonably requested by the Certificate Insurer as may be reasonably necessary to effect the Transaction, including evidence reasonably satisfactory to the Certificate Insurer that the conditions precedent, if any, in the Operative Documents have been satisfied.

Section 3.02

Payment of Fees and Premium.

(a)

Legal and Accounting Fees.  The Seller shall pay or cause to be paid to the Certificate Insurer, at the Closing Date, legal fees and accounting fees incurred by the insurer in connection with the issuance of the Certificate Insurance Policy in an amount not exceeding $21,500.

(b)

Premium.

(i)

In consideration of the issuance by the Certificate Insurer of the Certificate Insurance Policy, the Certificate Insurer shall be entitled to receive the Premium on each Distribution Date in the manner set forth herein and in accordance with and from the funds specified by Section 6.05 of the Pooling and Servicing Agreement.

(ii)

The Premium paid under the Pooling and Servicing Agreement shall be nonrefundable without regard to whether the Certificate Insurer makes any payment under the Certificate Insurance Policy or any other circumstances relating to the Certificates or provision being made for payment of the Certificates prior to maturity.

(c)

Rating Agency Fees.  The Seller and the Depositor shall promptly pay the initial fees of the Rating Agencies with respect to the Certificates and the Transaction following receipt of a statement with respect thereto.  All periodic and subsequent fees of the Rating Agencies with respect to, and directly allocable to, the Certificates, shall be for the account of, and shall be billed to the Seller and the Depositor.  The fees for any other rating agency shall be paid by the party requesting such other agency’s rating unless such other agency is a substitute for any of the Rating Agencies in the event that any of the Ratings Agencies is no longer rating the Certificates, in which case the fees for such agency shall be paid by the Seller and the Depositor.

Section 3.03

Reimbursement Obligation.

(a)

As and when due in accordance with and from the funds specified in Section 6.05 of the Pooling and Servicing Agreement, the Certificate Insurer shall be entitled to reimbursement for any payment made by the Certificate Insurer under the Certificate Insurance Policy, which reimbursement shall be due and payable on the date that any amount is paid under the Certificate Insurance Policy, in an amount equal to the amount to be so paid and all amounts previously paid that remain unreimbursed, together with interest on any and all such amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate.

(b)

Anything herein or in any Operative Document to the contrary notwithstanding, the Certificate Insurer shall be entitled to full reimbursement from the Seller  for (i) any payment made under the Certificate Insurance Policy arising as a result of the Seller’s failure to substitute for or deposit an amount in respect of any defective Mortgage Loan as required pursuant to Section 2.03 of the Purchase Agreement, together with interest on any and all such amounts remaining unreimbursed (to the extent permitted by law, if in respect of any such unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate, and (ii) any payment made under the Certificate Insurance Policy arising as a result of the Depositor’s failure to pay or deposit any amount required to be paid or deposited pursuant to the Operative Documents, together with interest on any and all such amounts remaining unreimbursed (to the extent permitted by law, if in respect of any such unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate.

(c)

The Seller agrees to pay to the Certificate Insurer any and all charges, fees, costs and expenses that the Certificate Insurer may reasonably pay or incur, including reasonable attorneys’ and accountants’ fees and expenses, in connection with (i) the enforcement, defense or preservation of any rights in respect of any of the Operative Documents, including defending, monitoring or participating in any litigation or proceeding (including any insolvency proceeding in respect of any Transaction participant or any affiliate thereof) relating to any of the Operative Documents, any party to any of the Operative Documents (in its capacity as such a party) or the Transaction, (ii) any action, proceeding or investigation affecting the Trust Fund or the rights or obligations of the Certificate Insurer under the Certificate Insurance Policy or the Operative Documents, including, without limitation, any judgment or settlement entered into affecting the Certificate Insurer or the Certificate Insurer’s interest or (iii) any amendment, waiver or other action with respect to, or related to, any Operative Document, whether or not executed or completed.  Such payment or reimbursement shall be due on the dates on which such charges, fees, costs or expenses are paid or incurred by the Certificate Insurer so long as seven (7) Business Days written notice of the intended payment or incurrence shall have been given to the Seller by the Certificate Insurer.

(d)

The Seller agrees to pay to the Certificate Insurer as follows: any payments made by the Certificate Insurer on behalf of, or advanced to, the Seller or the Depositor, including any amounts payable by the Seller or the Depositor pursuant to any of the Operative Documents that would otherwise be required to be made by the Seller, the Depositor or the Trust pursuant to the Operative Documents, as amended from time to time on the date any such payment is made or advanced by the Certificate Insurer.  Notwithstanding the foregoing, in no event shall the Certificate Insurer have any recourse under this subsection against the Seller,  the Depositor or the Trust with respect to any payments the Certificate Insurer has made in respect of principal or interest distributions on the Certificates (except pursuant to Section 3.03(b) above).

(e)

The Certificate Insurer shall have no right to set-off payments to be made under the Certificate Insurance Policy against payments to be made to the Certificate Insurer by the Seller or the Depositor (or any person or organization acting on their behalf) the Trustee or any Certificateholder or any affiliate, officer or director of any of them.

Section 3.04

Indemnification.

(a)

In addition to any and all of the Certificate Insurer’s rights of reimbursement, indemnification, subrogation and to any other rights of the Certificate Insurer pursuant hereto or under law or in equity, the Seller and the Depositor, severally and not jointly, agree to pay, and to protect, indemnify and save harmless, the Certificate Insurer and its officers, directors, shareholders, employees, agents and each Person, if any, who controls the Certificate Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including, without limitation, reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or relating to the transactions contemplated by the Operative Documents by reason of:

(i)

any omission or action (other than of or by the Certificate Insurer) in connection with the offering, issuance, sale or delivery of the Certificates by the Seller or the Depositor other than those covered by subparagraph (v) below;

(ii)

the bad faith, willful misconduct, misfeasance or malfeasance of, or negligence or theft committed by, any director, officer, employee or agent of the Seller, or the Depositor, the Trust (or the Trustee of the Trust) or the Trustee in connection with any Transaction arising from or relating to the Operative Documents;

(iii)

the violation by the Seller, the Depositor or the Trust of any foreign, federal, state or local law, rule or regulation, or any judgment, order or decree applicable to it, which violation reasonably could result in a material adverse change as described in clause (i) of the definition of Material Adverse Change;

(iv)

the breach by the Seller, the Depositor or the Trust of any representation, warranty or covenant under any of the Operative Documents, any failure of the Seller or the Depositor to perform their duties in compliance with each of the Operative Documents to which they are a party, or the occurrence, in respect of the Seller or the Depositor under any of the Operative Documents of any “event of default”; or

(v)

any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents or the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that this Section 3.04(a)(v) does not cover the Certificate Insurer Information or the Underwriter Information.

(b)

The Certificate Insurer agrees to pay, and to protect, indemnify and save harmless, the Seller and the Depositor and their respective officers, directors, shareholders, employees, agents and each Person, if any, who controls the Seller and the Depositor within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or by reason of (i) any untrue statement or alleged untrue statement of a material fact contained in the Certificate Insurer Information or any omission or alleged omission to state in the Certificate Insurer Information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the incorporation by reference of the Certificate Insurer’s financial statements in the Offering Documents (instead of including such financial statements in the Offering Documents) shall not constitute an omission from the Certificate Insurer Information for purposes of this paragraph, (ii) any failure of the Certificate Insurer to make a payment required to be made under the Certificate Insurance Policy or (iii) a breach of any of the representations and warranties of the Certificate Insurer contained in Section 2.04.

(c)

If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Person (individually, an “Indemnified Party” and, collectively, the “Indemnified Parties”) in respect of which the indemnity provided in Section 3.04(a) or (b) may be sought from the Seller or the Depositor, on the one hand, or the Certificate Insurer, on the other (each, an “Indemnifying Party”) hereunder, each such Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all expenses.  The omission so to notify the Indemnifying Party will not relieve it from any liability which it may have to any Indemnified Party except to the extent the Indemnifying Party is prejudiced thereby.  The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of the Indemnified Party; provided, however, that the fees and expenses of such separate counsel shall be at the expense of the Indemnifying Party if (i) the Indemnifying Party has agreed in writing to pay such fees and expenses, (ii) the Indemnifying Party shall have failed within a reasonable period of time to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Parties, which firm shall be designated in writing by the Indemnified Party and shall be reasonably satisfactory to the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, which consent shall not be unreasonably withheld, conditioned or delayed, but, if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding with respect to which the Indemnifying Party shall have received notice in accordance with this subsection (c), the Indemnifying Party agrees to indemnify and hold the Indemnified Parties harmless from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding anything in this paragraph to the contrary, the consent of such Indemnified Party shall not be required if such settlement fully discharges, with prejudice against the plaintiff, the claim or action against such Indemnified Party.

(d)

To provide for just and equitable contribution if the indemnification provided by the Indemnifying Party is determined to be unavailable or insufficient to hold harmless any Indemnified Party (other than due to application of this Section), each Indemnifying Party shall contribute to the losses incurred by the Indemnified Party on the basis of the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand; provided, however, that no Indemnifying Party shall be obligated to contribute for any portion of such losses except to the extent such Indemnifying Party is liable for such losses.

No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 3.05

Payment Procedure.

In the event of any payment by the Certificate Insurer, the Seller, the Trustee and the Depositor agree to accept the voucher or other evidence of payment as prima facie evidence of the propriety thereof and the liability, if any, described in Section 3.03 therefor to the Certificate Insurer.  All payments to be made to the Certificate Insurer under this Insurance Agreement shall be made to the Certificate Insurer in lawful currency of the United States of America in immediately available funds at the notice address for the Certificate Insurer as specified in the Pooling and Servicing Agreement on the date when due or as the Certificate Insurer shall otherwise direct by written notice to the other parties hereto.  In the event that the date of any payment to the Certificate Insurer or the expiration of any time period hereunder occurs on a day that is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or expiration date.

Section 3.06

Liability of the Seller.

The Seller shall cause the Depositor to pay all amounts due and payable to the Certificate Insurer hereunder.

ARTICLE IV
FURTHER AGREEMENTS

Section 4.01

Effective Date; Term of the Insurance Agreement.

This Insurance Agreement shall take effect on the Closing Date and shall remain in effect until the later of (a) such time as the Certificate Insurer is no longer subject to a claim under the Certificate Insurance Policy and the Certificate Insurance Policy shall have been surrendered to the Certificate Insurer for cancellation and (b) all amounts payable to the Certificate Insurer by the Seller or the Depositor hereunder or from any other source hereunder or under the Operative Documents and all amounts payable under the Certificates have been paid in full; provided, however, that the provisions of Sections 3.02, 3.03 and 3.04 hereof shall survive any termination of this Insurance Agreement.

Section 4.02

Further Assurances and Corrective Instruments.

(a)

Except at such times as a default in payment under the Certificate Insurance Policy shall exist or shall have occurred, none of the Seller, the Depositor, or the Trustee shall grant any waiver of rights under any of the Operative Documents to which any of them is a party without the prior written consent of the Certificate Insurer, and any such waiver without prior written consent of the Certificate Insurer shall be null and void and of no force or effect.

(b)

To the extent permitted by law, each of the Seller and the Depositor agrees that it will, from time to time, following good faith negotiations in connection therewith, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as the Certificate Insurer may reasonably request and as may be required in the Certificate Insurer’s reasonable judgment to effectuate the intention of or facilitate the performance of this Insurance Agreement.

Section 4.03

Obligations Absolute.

(a)

The obligations of the Seller and the Depositor hereunder shall be absolute and unconditional and shall be paid or performed strictly in accordance with this Insurance Agreement under all circumstances irrespective of:

(i)

any lack of validity or enforceability of any of the Operative Documents or the Certificates, or any amendment or other modifications of, or waiver, with respect to any of the Operative Documents or the Certificates that have not been approved by the Certificate Insurer;

(ii)

any exchange or release of any other obligations hereunder;

(iii)

the existence of any claim, setoff, defense, reduction, abatement or other right that the Seller or the Depositor may have at any time against the Certificate Insurer or any other Person;

(iv)

any document presented in connection with the Certificate Insurance Policy proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v)

any payment by the Certificate Insurer under the Certificate Insurance Policy against presentation of a certificate or other document that does not strictly comply with terms of the Certificate Insurance Policy;

(vi)

any failure of the Seller or the Depositor to receive the proceeds from the sale of the Certificates; and

(vii)

any other circumstances, other than payment in full, that might otherwise constitute a defense available to, or discharge of, the Seller or the Depositor in respect of any Operative Document.

(b)

The Seller and the Depositor and any and all others who are now or may become liable for all or part of the obligations of the Seller or the Depositor under this Insurance Agreement, to the extent permitted by law, waive and renounce the right to assert as a defense to the performance of their respective obligations each of the following:  (i) any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness and obligations evidenced by any Operative Document or by any extension or renewal thereof; (ii) presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest; (iii) all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder, except as required by the Operative Documents; and (iv) all rights of abatement, diminution, postponement or deduction, or to any defense other than payment, or to any right of setoff or recoupment arising out of any breach under any of the Operative Documents, by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to the Seller or the Depositor.

(c)

The Seller and the Depositor and any and all others who are now or may become liable for all or part of the obligations of the Seller or the Depositor under this Insurance Agreement, to the extent permitted by law, agree to be bound by this Insurance Agreement and, to the extent permitted by law (i) agree that its liabilities under this Insurance Agreement shall, except as otherwise expressly provided in this Section 4.03, be unconditional and without regard to any setoff, counterclaim or liability of any other Persons for the payment hereof, (ii) agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event; (iii) consent to any and all extensions of time that may be granted by the Certificate Insurer with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment; and (iv) consent to the addition of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder, and to the acceptance of any and all other security for any payment hereunder, and agree that the addition of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.

(d)

Nothing herein shall be construed as prohibiting the Seller or the Depositor from pursuing any rights or remedies it may have against any Person in a separate legal proceeding.

Section 4.04

Assignments; Reinsurance; Third-Party Rights.

(a)

This Insurance Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  The Seller and the Depositor may not assign any of their respective rights under this Insurance Agreement, or delegate any of their respective duties hereunder, without the prior written consent of the Certificate Insurer, which consent shall not be unreasonably withheld.  Any assignments made in violation of this Insurance Agreement shall be null and void.

(b)

The Certificate Insurer shall have the right to give participations in its rights under this Insurance Agreement and to enter into contracts of reinsurance with respect to the Certificate Insurance Policy upon such terms and conditions as the Certificate Insurer may in its discretion determine; provided, however, that no such participation or reinsurance agreement or arrangement shall relieve the Certificate Insurer of any of its obligations hereunder or under the Certificate Insurance Policy, nor shall the Seller or the Depositor be required to deal directly with any such parties.

(c)

Except as provided herein with respect to participants and reinsurers, nothing in this Insurance Agreement shall confer any right, remedy or claim, express or implied, upon any Person, including, particularly, any Certificateholder, other than the Certificate Insurer against the Seller or the Depositor, or the Seller or the Depositor against the Certificate Insurer, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns.  Neither the Trustee nor any Certificateholder shall have any right to payment from any Premiums paid or payable hereunder or under the Pooling and Servicing Agreement or from any amounts paid by the Seller or the Depositor pursuant to Sections 3.02, 3.03 or 3.04.

Section 4.05

Liability of the Certificate Insurer.

The Certificate Insurer shall not be responsible for any act or omission of the Trustee with respect to its use of the Certificate Insurance Policy.  Neither the Certificate Insurer nor any of its officers, directors or employees shall be liable or responsible for:  (a) the use that may be made of the Certificate Insurance Policy by the Trustee or for any acts or omissions of the Trustee in connection therewith; or (b) the validity, sufficiency, accuracy or genuineness of documents, or any endorsement(s) thereon, delivered to the Certificate Insurer in connection with any claim under the Certificate Insurance Policy, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged (unless the Certificate Insurer shall have actual knowledge thereof).  In furtherance and not in limitation of the foregoing, the Certificate Insurer may accept documents that appear on their face to be in order, without responsibility for further investigation.

Section 4.06

Subrogration.

To the extent of any payments under the Certificate Insurance Policy, the Certificate Insurer shall be fully subrogated to any remedies against the Seller or the Depositor or in respect of the Mortgage Loans available to the Trustee under the Operative Documents.  The Trustee acknowledges such subrogation and, further, agrees to execute such instruments prepared by the Certificate Insurer and to take such reasonable actions as, in the sole judgment of the Certificate Insurer, are necessary to evidence such subrogation and to perfect the rights of the Certificate Insurer to receive any moneys paid or payable under the Operative Documents.

ARTICLE V
DEFAULTS AND REMEDIES

Section 5.01

Defaults.

The occurrence of any of the following shall constitute an event of default (“Event of Default”) hereunder:

(a)

Any representation or warranty made by the Seller (other than representations and warrants relating to the individual Mortgage Loans) or the Depositor hereunder or under the Operative Documents, or in any certificate furnished hereunder or under the Operative Documents, shall prove to be untrue or incorrect in any respect which is  material to the rights and interests of the Certificate Insurers (including, without limitation, any representation or warranty made by the Seller or the Depositor as to the Trust Fund);

(b)

 (i) The Seller or the Depositor shall fail to pay when due any amount payable by the Seller or the Depositor hereunder or (ii) a legislative body has enacted any law that declares or a court of competent jurisdiction shall find or rule that this Insurance Agreement or any other Operative Document is not valid and binding on the Seller or the Depositor; provided that, with respect to any law or judicial action within the scope of this clause (ii), the Seller and the Depositor shall have 30 days to reinstate the binding effect of this Insurance Agreement or any other Operative Document; the Certificate Insurer agrees to take such actions as may be reasonably requested of it to facilitate the reinstatement of such binding effect;

(c)

The occurrence and continuance of an “event of default” under the Pooling and Servicing Agreement;

(d)

Any failure on the part of the Seller or the Depositor duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Seller or the Depositor contained in this Insurance Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller and the Depositor by the Certificate Insurer (with a copy to the Trustee) or by the Trustee (with a copy to the Certificate Insurer, including, without limitation, any covenants of the Seller or the Depositor made as to the Trust Fund);

(e)

A decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator or other similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller or the Depositor and such decree or order shall have remained in force undischarged or unstayed for a period of 90 consecutive days;

(f)

The Seller or the Depositor shall consent to the appointment of a conservator or receiver or liquidator or other similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Seller or the Depositor of or relating to all or substantially all of their respective property;

(g)

The Seller or the Depositor shall become insolvent or admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

(h)

The Trust Fund shall become subject to an entity level tax or to registration as an investment company under the Investment Company Act; or

(i)

Any demand for payment is made on the Certificate Insurance Policy.

Section 5.02

Remedies; No Remedy Exclusive.

(a)

Upon the occurrence of an Event of Default, the Certificate Insurer may exercise any one or more of the rights and remedies set forth below:

(i)

declare all indebtedness under any of the Operative Documents or arising out of the Transaction of every type or description then owed by the Seller  or the Depositor to the Certificate Insurer to be immediately due and payable, and the same shall thereupon be immediately due and payable;

(ii)

 [Reserved]

(iii)

exercise any rights and remedies under the Pooling and Servicing Agreement in accordance with the terms thereof or direct the Trustee to exercise such remedies in accordance with the terms of the Pooling and Servicing Agreement;

(iv)

 [Reserved]; or

(v)

take whatever action at law or in equity as may appear necessary or desirable in its judgment to collect the amounts, if any, then due under this Insurance Agreement or any other Operative Document or to enforce performance and observance of any obligation, agreement or covenant of the Seller, the Depositor under this Insurance Agreement or any other Operative Documents.

(b)

Unless otherwise expressly provided, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under this Insurance Agreement, the Pooling and Servicing Agreement, any other Operative Document or existing at law or in equity.  No delay or omission to exercise any right or power accruing under this Insurance Agreement, the Pooling and Servicing Agreement, upon the happening of any event set forth in Section 5.01 shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.  In order to entitle the Certificate Insurer to exercise any remedy reserved to the Certificate Insurer in this Article, it shall not be necessary to give any notice, other than such notice as may be required by this Article.

Section 5.03

Waivers.

(a)

No failure by the Certificate Insurer to exercise, and no delay by the Certificate Insurer in exercising, any right hereunder shall operate as a waiver thereof.  The exercise by the Certificate Insurer of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein to the Certificate Insurer are declared in every case to be cumulative and not exclusive of any remedies provided by law or equity.

(b)

The Certificate Insurer shall have the right, to be exercised in its complete discretion, to waive any Event of Default hereunder, by a writing setting forth the terms, conditions and extent of such waiver signed by the Certificate Insurer and delivered to the Seller.  Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

ARTICLE VI
MISCELLANEOUS

Section 6.01

Amendments, Etc.

This Insurance Agreement may be amended, modified, supplemented or terminated only by written instrument or written instruments signed by the parties hereto.  The Depositor agrees to provide a copy of any amendment to this Insurance Agreement promptly to the Trustee and the rating agencies maintaining a rating on the Certificates.  No act or course of dealing shall be deemed to constitute an amendment, modification, supplement or termination hereof.

Section 6.02

Notices.

All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered and telecopied to the recipient as follows:

(a)

To the Certificate Insurer:

Financial Guaranty Insurance Company
125 Park Avenue
New York, New York  10017
Attention:  Research and Risk Management
Bayview Financial Mortgage Pass-Through Trust 2005-D
Facsimile:  (212) 312-3225
Confirmation:  (800) 352-0001

(in each case in which notice or other communication to the Certificate Insurer refers to an Event of Default, a claim on the Certificate Insurance Policy or with respect to which failure on the part of the Certificate Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the general counsel of each of the Seller and the Trustee and, in all cases, both any original and all copies shall be marked to indicate “URGENT MATERIAL ENCLOSED.”)

(b)

To the Seller:

Bayview Financial, L.P.
4425 Ponce de Leon Boulevard, 4th Floor
Coral Gables, Florida 33146
Attention:  General Counsel
Facsimile:  (305) 448-8130

Notice to the Seller shall also constitute notice to the Depositor to the extent the party providing such notice is required to provide notice to both parties (in each case in which notice or other communication to the Seller refers to an Event of Default, a claim against the Seller or the Depositor or with respect to which failure on the part of the Seller or the Depositor to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the general counsel of the Certificate Insurer and, in all cases, both any original and all copies shall be marked to indicate “URGENT MATERIAL ENCLOSED.”).

(c)

To the Trustee:

Wachovia Bank, National Association
401 South Tryon Street, 12th Floor
Charlotte, North Carolina 28288-1179
Attention:  Bayview Series 2005-D
Facsimile:  (704) 383-6039
Confirmation:  (704) 383-9568

A party may specify an additional or different address or addresses by writing mailed or delivered to the other parties as aforesaid.  All such notices and other communications shall be effective upon receipt.

Section 6.03

Severability.

In the event that any provision of this Insurance Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof.  The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

Section 6.04

Governing Law.

This Insurance Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflict of laws provisions thereof).

Section 6.05

Consent to Jurisdiction.

(a)

The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it and to or in connection with any of the Operative Documents, the Certificate Insurance Policy or the Transaction or for recognition or enforcement of any judgment, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York state court or, to the extent permitted by law, in such federal court.  The parties hereto agree that a final unappealable judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  To the extent permitted by applicable law, the parties hereto hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts.

(b)

To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

(c)

Service on the Seller and the Depositor may be made by mailing or delivery copies of the summons and complaint and other process which may be served in any suit, action or proceeding to the applicable party at the related address listed in Section 6.02 herein.  Such address may be changed by the applicable party or parties, with the prior written consent of the Certificate Insurer, by written notice to the others parties hereto.

(d)

Nothing contained in this Insurance Agreement shall limit or affect any party’s right to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Operative Documents or the Certificate Insurance Policy against any other party or its properties in the courts of any jurisdiction.

Section 6.06

Consent of the Certificate Insurer.

In the event that the consent of the Certificate Insurer is required under any of the Operative Documents, the determination whether to grant or withhold such consent shall be made by the Certificate Insurer in its sole and absolute discretion without any implied duty towards any other Person, except as otherwise expressly provided therein, and such consent is only effective when and if given by the Certificate Insurer in writing.

Section 6.07

Counterparts.

This Insurance Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

Section 6.08

Headings.

The headings of Articles and Sections and the Table of Contents contained in this Insurance Agreement are provided for convenience only.  They form no part of this Insurance Agreement and shall not affect its construction or interpretation.

Section 6.09

Trial by Jury Waived.

Each party hereby waives, to the fullest extent permitted by law, any right to a trial by jury in respect of any litigation arising directly or indirectly out of, under or in connection with any of the Operative Documents or the Certificate Insurance Policy or any of the transactions contemplated thereunder.  Each party hereto (A) certifies that no representative, agent or attorney of any party hereto has represented, expressly or otherwise, that it would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it has been induced to enter into the Operative Documents to which it is a party by, among other things, this waiver.

Section 6.10

Limited Liability.

No recourse under any Operative Document or the Underwriting Agreement shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Operative Documents or the Underwriting Agreement, the Certificates or the Certificate Insurance Policy, it being expressly agreed and understood that each Operative Document or the Underwriting Agreement is solely a corporate obligation of each party thereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches of any party thereto of any obligations under any Operative Document is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Insurance Agreement.

Section 6.11

Limitation of Liability of Trustee.

It is expressly agreed by the parties hereto that (a) each of the representations, undertakings and agreements made on the part of the Issuer are made and intended not as personal representations, undertakings and agreements by Wachovia Bank, National Association, but are made and intended for the purpose of binding only the Issuer, (b) this Insurance Agreement is executed and delivered by the Trustee, not individually or personally, but solely as Trustee under the Pooling and Servicing Agreement in the exercise of the powers and authority conferred and vested in it under the Pooling and Servicing Agreement and (c) under no circumstances shall the Trustee be personally liable for the breach or failure of any indebtedness or expense of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Insurance Agreement or the other related agreements.

Section 6.12

 [Reserved]

Section 6.13

Entire Agreement.

This Insurance Agreement and the Certificate Insurance Policy set forth the entire agreement between the parties with respect to the subject matter hereof and thereof, and this Insurance Agreement supersedes and replaces any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter.

Section 6.14

 [Reserved].

Section 6.15

Third Party Beneficiary.

Each of the parties hereto acknowledges that the Insurer shall be an express third party beneficiary of the Operative Documents.  The Trustee hereby acknowledges and agrees to perform all its obligations and duties pursuant to the Operative Documents (in accordance with the terms thereof) to which it is a party.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, all as of the day and year first above mentioned.

FINANCIAL GUARANTY INSURANCE COMPANY,

as Certificate Insurer

By:    /s/ Dana Skelton

Name:     Dana Skelton

Title:  Vice President

BAYVIEW FINANCIAL, L.P.,

as Seller

By:

Bayview Financial Management Corp.,

its general partner

By:     /s/ Robert A. Wegner

Name:    Robert A. Wegner

Title:   Senior Vice President

BAYVIEW FINANCIAL SECURITIES COMPANY, LLC,

as Depositor

By:     /s/ Robert A. Wegner

Name:     Robert A. Wegner

Title:        Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, solely as Trustee and not in its individual capacity, as Trustee

By:      /s/ Patricia Glemba

Name:     Patricia Glemba

Title:         Trust Officer